UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________________________
FORM 8-K
___________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 24, 2023
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XENCOR, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36182	20-1622502

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

465 North Halstead Street, Suite 200 Pasadena, California	91107

(Address of principal executive offices)	(Zip Code)
(626) 305-5900
(Registrant’s telephone number, including area code)
111 West Lemon Avenue
Monrovia, CA
91016
(Former name or former address, if changed since last report.)
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XNCR	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On April 24, 2023, Dr. Nancy Valente tendered her offer of resignation from the Board of Directors (the “Board”) of Xencor, Inc. (the “Company”), subject to the Board’s acceptance of her resignation. Also on April 24, 2023, the Board accepted Dr. Valente’s resignation, effective as of May 1, 2023. On April 26, 2023, the Company issued a press release announcing Dr. Valente’s resignation, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(b) Resignation of Executive Officer

Effective May 1, 2023, Dr. Allen Yang will step down from his role as an executive officer of the Company. He will continue to be employed by the Company in a non-executive capacity.

(c) Appointment of Executive Officer

On April 24, 2023, Dr. Nancy Valente, age 64, was appointed as Executive Vice President and Chief Development Officer of the Company, effective May 1, 2023 (the “Start Date”) for an indefinite term.

Dr. Valente served as a director on the Board of the Company from September 2022 through April 2023. During her tenure as a director, Dr. Valente was a member of the Nominating and Corporate Governance and the Research and Development Committees. Dr. Valente has more than 20 years of late-stage drug development, strategic planning, operations and collaboration activities experience in the pharmaceutical industry. She currently serves on the board of directors of Immatics N.V., a publicly traded biopharmaceutical company that she joined in March 2022. From 2019 to June 2021, Dr. Valente served as Senior Vice President and Co-lead for the Global Product Development, Oncology, Hematology Development Therapeutic Area of Roche, a pharmaceutical company, where she was responsible for strategic planning, clinical development, collaboration activities and budget management in the areas of product development oncology and hematology, playing a critical role in the development and approvals of GAZYVA®, VENCLEXTA®, POLIVY®, and HEMLIBRA®. From 2003 to 2009, Dr. Valente held various positions with increasing responsibilities at Genentech, Inc. (“Genentech”) and then at Roche from 2009 to 2019 after Genentech was acquired by Roche, including, from 2013 to 2019, as Vice President, Global Product Development, Hematology/Oncology and Head of Hematology Development at Roche. Prior to that, Dr. Valente served as the Vice President, Clinical Development at Anosys, Inc., a biopharmaceutical company, from 2001 to 2003. Prior to that, from 1998 to 2001, Dr. Valente held various positions at Coulter Pharmaceutical, Inc. a biopharmaceutical company, where her last role was Director of Clinical Research. Dr. Valente held an academic faculty position at University of California, San Francisco (“UCSF”), specializing in breast cancer, from 1996 to 1998, and served as Assistant Adjunct Clinical Professor of Medicine at the Division of Hematology/Oncology, Breast Care Center at UCSF, from 1998 to 2001 and from 2003 to 2004. Dr. Valente earned a B.S. and an M.D. from the University of Missouri. In addition, Dr. Valente completed her internal medicine residency at Oregon Health & Science University in Portland, an Oncology fellowship from UCSF, and a Hematology fellowship from Stanford University. We believe Dr. Valente’s experience in leading development programs in the pharmaceutical industry qualify her to serve as Executive Vice President and Chief Development Officer of the Company.

In accordance with the Company’s offer of an appointment to the position of Executive Vice President and Chief Development Officer, Dr. Valente is entitled to receive an initial annual base salary of $540,000.00 as well as eligibility for discretionary salary increases and an annual discretionary bonus opportunity of 50% of annual base salary. Dr. Valente may be eligible for annual refresher grants of stock options, restricted stock units (“RSU”), or both, at the Company’s sole discretion.

Dr. Valente will be entitled to receive a grant consisting of options to purchase 235,778 shares of the Company’s common stock (the “Common Stock”) with an aggregate option value of $3,937,500, one-fourth of which shares will vest on the one-year anniversary of the Start Date and the balance of the option shares shall vest at the rate of 1/48th on the final date of each month thereafter, subject to Dr. Valente’s continuous service through each such vesting date.

Dr. Valente will be entitled to receive a grant consisting of 39,269 RSU shares of Common Stock pursuant to the Xencor, Inc. 2013 Equity Incentive Plan (the “2013 Plan”) valued at approximately $1,312,500. The RSUs will vest over a period of three (3) years following the grant date with 1/3rd of the RSUs vesting on each of the first (1st), second (2nd) and third (3rd)-year anniversaries of the grant date, so long as Dr. Valente remains continuously employed by Xencor.

Dr. Valente will be entitled to receive executive perquisites, fringe and other benefits as are provided to other similarly-situated officers under any of the Company’s plans and/or programs in effect from time to time and shall be eligible to participate in those various Company benefit plans, practices and policies in place during the term of the her employment to the extent allowed under and in accordance with the terms of those plans, as well as in any other benefit plans the Company offers to similarly-situated officers or other employees from time to time during the term of her employment.

In addition, in the event the Company terminates Dr. Valente’s employment without Cause, as defined in the 2013 Plan or its successors, Dr. Valente shall be eligible for the following benefits: (i) a cash payment equivalent to twelve (12) months of her base salary at the rate in effect as of the effective date of such termination and (ii) if she is eligible for, and timely elects, continued group health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) following termination, the Company will pay her COBRA group health insurance premiums for her and her eligible dependents until the earliest of (A) the close of the twelve (12) month period following the termination of Dr. Valente’s employment, (B) the expiration date of eligibility for the continuation coverage under COBRA, or (C) the date of eligibility for substantially equivalent health insurance coverage in connection with new employment or self-employment.

In the event the Company terminates Dr. Valente’s employment without Cause in connection with a Change in Control of the Company (for purposes of this Agreement, “Change in Control” shall have the meaning specified in the 2013 Plan) which occurs prior to the one year anniversary of the Start Date, the number of vested option shares and RSU shares available for her immediate exercise shall be calculated as if she had remained employed by the Company for one (1) additional year. In the event the Company terminates Dr. Valente’s employment in connection with a Change in Control which occurs after the one year anniversary of the Start Date, all (100%) of the option shares and RSU shares shall be fully vested and immediately exercisable.

Item 8.01. Other Events.

In connection with Dr. Valente’s resignation, the Board has determined it to be in the best interest of the Company and its shareholders to eliminate the vacant seat on the Board left by Dr. Valente and to reduce the size of the Board from eight directors to seven directors.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Press release issued by Xencor, Inc. on April 26, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2023	XENCOR, INC.

	By:	/s/ Celia Eckert
Celia Eckert
General Counsel & Corporate Secretary
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